                                                                    EXHIBIT 4.59


                                                                             CTC
                                                                  LOAN NO. T0362



                               SECURITY AGREEMENT


STATE OF LOUISIANA          )
                            )
PARISH OF CALCASIEU         )


STATE OF GEORGIA            )
                            )
COUNTY OF COBB              )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of April 20, 1995, by and between MERCURY CELLULAR TELEPHONE COMPANY (the "Debtor") having its place of business (or chief executive office if more than one place of business) located at P.O. Box 3709, Lake Charles, Louisiana 70602 and whose taxpayer identification number is 72-1099261, and COBANK, ACB (the "Secured Party"), whose mailing address is 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339.

       SECTION 1. GRANT OF SECURITY INTEREST. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby grants to the Secured Party a security interest in all of the following property, wherever located and whether now existing or hereafter acquired, together with all accessions and additions thereto, and all products and proceeds thereof:

       accounts; inventory (including, without limitation, returned or repossessed goods); chattel paper; instruments (including, without limitation, certificated securities); letters of credit; contracts and contract rights; leases; documents; equipment (including, without limitation, telecommunications and radio transmitting and receiving equipment, antennae, towers, microwave communication equipment, machinery, computers, parts, tools, implements, poles, posts, cross-arms, conduits, ducts, lines (whether underground or overhead or otherwise), wires, cables, exchanges, switches (including, without limitation, host switches and remote switches), desks, testboards, racks, frames, motors, generators, batteries, items of central office equipment, pay stations, protectors, subscriber equipment, instruments, connections and appliances, office furniture and equipment and work equipment and any and all other
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       equipment used, useful or acquired for use in the business of the Debtor or the operation of the Debtor's properties); fixtures; general intangibles (including, without limitation, permits, licenses, grants, franchises, privileges, permissions, certificates and choses or things in action, litigation rights and resulting judgments, goodwill, patents, trademarks and other intellectual property, tax refunds, miscellaneous rights to payment, entitlements, uncertificated investment securities and investments, margin accounts, computer programs, invoices, books, records and other information relating to or arising out of the Debtor's business, and, to the extent permitted by law, all licenses and permits issued by the Federal Communications Commission (the "FCC")); and, to the extent not covered by the above, all other personal property of the Debtor of every type and description, including, without limitation, interests or claims in or under any policy of insurance, tort claims, deposit accounts, money, and judgments; provided, however, that no security interest is granted in licenses, permits, leases, franchises, privileges, permissions and grants which by their terms or by reason of applicable law would become void or voidable if a security interest therein were granted or if the granting of a security interest therein would violate any law, rule, regulation or order of any governmental body or regulatory authority (collectively, the "Collateral").

Where applicable, all terms used herein shall have the same meaning as set forth in the Uniform Commercial Code as codified at Title 10 of the Louisiana Revised Statutes Annotated, as amended (the "UCC").

       SECTION 2. OBLIGATIONS. The security interest granted hereunder shall secure the following obligations (the "Obligations"): (a) all payments or performances to be made by CTC Financial, Inc. (the "Borrower") under the "Loan Documents" as defined in that certain Loan Agreement, dated as of even date herewith, between the Borrower and the Secured Party (as the same may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Borrower to the order of the Secured party in the original principal amount of $18,000,000 (as the same may be amended, supplemented, extended, renewed or replaced from time to time, the "CTC Note"); (b) all payments or performances to be made by the Debtor under the Loan Documents, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Debtor to the order of the Borrower, and assigned to the Secured Party, in the original principal amount of $18,000,000 (as the same may be amended, supplemented, extended, renewed or replaced from time to





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time, the "MCTC Note"; the CTC Note and the MCTC Note, collectively, the "Notes"
and, each, a "Note"), and all payments or performances under that certain Continuing Guaranty, dated as of even date herewith, made by the Debtor for the benefit of the Secured Party (as the same may be amended, supplemented, extended or restated from time to time, the "MCTC Guaranty"); and (c) the payment of all other indebtedness and the performance of all other obligations of the Debtor to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as a guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

       SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor represents, warrants and covenants as follows:

              (A) OWNERSHIP OF COLLATERAL. Except for any security interest in favor of (i) the Secured Party, (ii) Northern Telecom Finance Corporation securing indebtedness not in excess of $3,500,000 and attaching only to the equipment (and any proceeds therefrom) purchased or leased from Northern Telecom Finance Corporation with the proceeds of such indebtedness, and (iii) Audiovox South Corporation securing indebtedness in connection with certain equipment obtained from Audiovox South Corporation and attaching only to such equipment (and any proceeds therefrom), the Debtor owns and possesses all of the Collateral free and clear of all adverse claims, interests, liens, encumbrances, or other defects. Without the prior written consent of the Secured Party, the Debtor shall not create or permit the existence of any adverse claim, interest, lien, or other encumbrance against any of the Collateral, except as expressly permitted by the Loan Documents. The Debtor shall provide prompt written notice to the Secured Party upon learning of any future adverse claim, interest, lien, or encumbrance against any of the Collateral, and shall defend diligently the Debtor's and the Secured Party's interests in the Collateral.

              (B) VALIDITY OF SECURITY AGREEMENT; CORPORATE AUTHORITY. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, subject only to 'imitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (il) general equitable principles. The Debtor has the corporate power to execute, deliver and carry out the terms and provisions of this Security Agreement and all related documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Security Agreement and all related documents.





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              (C)    LOCATION OF THE DEBTOR.  The Debtor's place of business
(or chief executive office if more than one place of business) is located at the address shown above.

              (D) LOCATION OF COLLATERAL. All equipment and inventory are now at the location or locations specified on Schedule A attached hereto and made a part hereof and, except as otherwise disclosed to the Secured Party on Schedule A, the Debtor has not maintained any other location or locations of inventory and equipment within the past 5 years.

              (E) NAME, IDENTITY, AND CORPORATE STRUCTURE. Except as otherwise disclosed to the Secured Party on Schedule A, the Debtor has not within the past 10 years changed its name, identity or corporate structure through incorporation, merger, consolidation, joint venture or otherwise.

              (F) CHANGE IN NAME, LOCATION OF COLLATERAL, ETC. Without giving at least 30 days' prior written notice to the Secured Party, the Debtor shall not change its name, identity or corporate structure, the location of its place of business (or chief executive office if more than one place of business), or the location of the Collateral.

              (G) FURTHER ASSURANCES. Upon the request of the Secured Party, the Debtor shall do all acts and things as the Secured Party may from time to time deem necessary or advisable to enable it to perfect, maintain, and continue the perfection and priority of the security interest of the Secured Party in the Collateral, or to facilitate the exercise by the Secured Party of any rights or remedies granted to the Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to execute, in form and substance satisfactory to the Secured Party, such financing statements, continuation statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Secured Party may from time to time request. In addition, in the event the Collateral or any part thereof consists of instruments, documents, chattel paper, or money (whether or not proceeds of the Collateral), the Debtor shall, upon the request of the Secured Party, deliver possession thereof to the Secured Party (or to an agent of the Secured Party retained for that purpose), together with any appropriate endorsements and/or assignments. Without limiting the generality of the foregoing, the Debtor shall take such action as the Secured Party may request from time to time to create and perfect a security interest in favor of the Secured Party in any and all leases, licenses and permits relating to the location of antennae and other transmission and receiving equipment on the towers or other property of third parties, including, without limitation, amending such leases, licenses or permits to allow the creation and perfection of such security interest and obtaining the consent of all third parties whose consents may be necessary to the creation and perfection of such security interest. The Secured Party shall use reasonable care in the custody and preservation of any Collateral





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in its possession, but shall not be required to take any steps necessary to preserve rights against prior parties. All costs and expenses incurred by the Secured Party to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the reasonable fees and expenses of any agent retained by the Secured Party) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

              (H) INSURANCE. The Debtor shall maintain such property and casualty insurance with such insurance companies, in such amounts, and covering such risks, as are at all times reasonably satisfactory to the Secured Party. All such policies shall provide for loss payable clauses or endorsements in form and content acceptable to the Secured Party. Upon the request of the Secured Party, all policies (or such other proof of compliance with this Section as may be satisfactory to the Secured Party) shall be delivered to the Secured Party. The Debtor shall pay all insurance premiums when due. In the event of loss, damage, or injury to any insured Collateral, the Secured Party shall have full power to collect any and all insurance proceeds due under any of such policies, and shall apply such proceeds to the repair or replacement of such Collateral or, if such Collateral is not repairable or replaceable, to the payment of any of the Obligations secured hereby.

              (I) TAXES, LEVIES, ETC. The Debtor has paid and shall continue to pay when due all taxes, levies, assessments, or other charges which may become an enforceable lien against the Collateral, unless such taxes, levies, assessments, or other charges are being contested by the Debtor in good faith and by appropriate proceedings and then only to the extent reasonable reserves required by generally accepted accounting principles have been set aside on the Debtor's books therefor.

              (J) DISPOSITION AND USE OF COLLATERAL BY THE DEBTOR. Without the prior written consent of the Secured Party, the Debtor shall not at any time sell, transfer, lease, abandon, or otherwise dispose of any Collateral other than in accordance with the provisions of the MCTC Guaranty; provided, however, that no dispositions shall be made if an Event of Default (as defined in Section 4) shall have occurred and be continuing. The Debtor shall not use any of the Collateral in any manner which violates any statute, regulation, ordinance, rule, decree, order, or insurance policy.

              (K) RECEIVABLES. The Debtor shall preserve, enforce, and collect all accounts, chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired or arising (the "Receivables"), in a commercially reasonable fashion and, if an Event of Default shall have occurred and be continuing, upon the request of the Secured Party, the Debtor shall execute an agreement in form and substance satisfactory to the Secured Party by which the Debtor shall direct all account debtors and obligors on





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instruments to make payment to a lock box deposit account under the exclusive control of the Secured Party.

              (L) CONDITION OF COLLATERAL. All tangible Collateral is now in good repair and condition and the Debtor shall at all times hereafter, at its own expense, maintain all such Collateral in good repair and condition, ordinary wear and tear excepted.

              (M) CONDITION OF BOOKS AND RECORDS. The Debtor has maintained and shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in the present form and detail, and shall allow the Secured Party or its representatives to examine and copy such books, records, accounts, and other information at any reasonable time, upon reasonable notice from the Secured Party.

              (N) RIGHT OF INSPECTION. At all reasonable times and upon reasonable notice from the Secured Party, the Debtor shall allow the Secured Party or its representatives to visit any of the Debtor's properties or locations so that the Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

              (O) PLEDGE OF STOCK. Upon the acquisition of capital stock of any subsidiary, the Debtor shall execute and deliver to the Secured Party a stock pledge agreement in form and substance satisfactory to the Secured Party, pursuant to which the Debtor shall pledge, on a first-priority basis, all of its stock in such subsidiary and shall covenant and agree to pledge to the Secured Party, on a first-priority basis, all capital stock it may thereafter acquire in that or any other subsidiary.

       SECTION 4. DEFAULT. The occurrence of an event of default under any of the Loan Documents (including, without limitation, the Loan Agreement, the Notes and the MCTC Guaranty), the breach of or failure to perform any covenant or agreement contained in this Security Agreement, or any material inaccuracy as of the date made in any representation or warranty contained in this Security Agreement shall constitute an "Event of Default" hereunder; provided that the Debtor shall have 30 days after notice from the Secured Party to cure any breach of the covenants set forth in Sections 3(H), (K), (L), (M), and (N).

       SECTION 5. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default and at any time during the continuance thereof, the Secured Party may declare all Obligations to be immediately due and payable and, to the extent permitted by applicable law and subject to any necessary approval of the FCC relating to the exercise of remedies hereunder involving any transfer, sale or disposition of the Debtor's assets, may exercise any and all rights and remedies of the Secured Party in the enforcement of its security interest under the UCC, this Security Agreement (including, without limitation, Section 7), or any other applicable law. Without limiting the foregoing:





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              (A)    DISPOSITION OF COLLATERAL.  The Secured Party may sell,
lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof; whether by public or private sale or at any brokers' board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be acceptable to the Secured Party, and the Secured Party may purchase such Collateral at any public sale. At any time when advance notice of sale is required, the Debtor agrees that 10 days' prior written notice shall be reasonable. In connection with the foregoing, the Secured Party may:

              (1) require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

              (2) enter the premises of the Debtor or premises under the Debtor's control and take possession of the Collateral;

              (3) without charge by the Debtor, use or occupy the premises of the Debtor or premises under the Debtor's control, including, without limitation, warehouse and other storage facilities;

              (4) without charge by the Debtor, use any patent, trademark, trade name, or other intellectual property or technical process used by the Debtor in connection with any of the Collateral; and

              (5) rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by the Secured Party to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Secured Party in accordance with such advice or instructions shall be deemed to be commercially reasonable.

              (B) COLLECTION OF RECEIVABLES. The Secured Party may, but shall not be obligated to, take all actions reasonable or necessary to preserve, enforce or collect the Receivables, including, without limitation, the right to notify account debtors and obligors on instruments to make direct payment to the Secured Party, to permit any extension, compromise, or settlement of any of the Receivables for less than face value, or to sue on any Receivable, all without prior notice to the Debtor.

              (C) PROCEEDS. The Secured Party may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Secured Party on any





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and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. The Secured Party may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.

              (D) INSURANCE ADJUSTMENTS. The Secured Party may adjust and settle any and all insurance covering any Collateral, endorse the name of the Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

The net proceeds of any disposition of the Collateral shall be applied by the Secured Party, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such order as the Secured Party may elect. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

       SECTION 6.    OTHER PROVISIONS.

              (A) AMENDMENT AND WAIVER. Without the prior written consent of the Secured Party, no amendment or waiver of, or consent to any departure by the Debtor from, any provision hereunder shall be effective. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure by the Secured Party to exercise any remedy hereunder shall be deemed a waiver thereof or of any Other remedy hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any remedy on any subsequent occasion.

              (B) COSTS AND ATTORNEYS' FEES. Except as prohibited by law, if at any time the Secured Party employs counsel in connection with the creation, perfection, preservation, or release of the Secured Party's security interest in the Collateral or the enforcement of any of the Secured Party's rights or remedies hereunder, all of the Secured Party's reasonable attorneys' fees arising from such services and all expenses, costs, or charges relating thereto shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

              (C) REVIVAL OF OBLIGATIONS. To the extent the Debtor or any third party makes a payment or payments to the Secured Party or the Secured Party enforces its security interest or exercises any right of setoff, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any





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bankruptcy, insolvency or other law or in equity, then, to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred.

              (D) PERFORMANCE BY THE SECURED PARTY. In the event the Debtor shall at any time fail to pay or perform punctually any of its duties hereunder within any grace period provided therefor, the Secured Party may, at its option and without notice to or demand upon the Debtor, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties. All costs and expenses incurred by the Secured Party in connection therewith, together with interest thereon at the Secured Party's National Variable Rate (as defined in the Loan Agreement) plus 4% per annum, shall become part of the Obligations secured hereby and be paid by the Debtor upon demand.

              (E) INDEMNIFICATION, ETC. The Debtor hereby expressly indemnifies and holds the Secured Party harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage, and expense of every nature, arising by reason of the Secured Party's enforcement of its rights and remedies hereunder, or by reason of the Debtor's failure to comply with any environmental or other law or regulation, other than any such claim, cause of action or other proceeding, liability, loss, damage or expense arising by reason of gross negligence, willful misconduct or violation of law on the part of the Secured Party.

              (F) POWER OF ATTORNEY. The Debtor hereby constitutes and appoints the Secured Party or the Secured Party's designee during the term of any Obligations secured by this Security Agreement as its attorney-in-fact, which appointment is an irrevocable, durable agency, and coupled with an interest, with full power of substitution. This power of attorney and mandate is for the purpose of taking, upon an Event of Default, whether in the name of the Debtor or in the name of the Secured Party, any action which the Debtor is obligated to perform hereunder or which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement. In taking any action in accordance with this Section 6(F), the Secured Party shall not be deemed to be the agent of the Debtor. The powers conferred upon the Secured Party in this Section are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

              (G) CONTINUING EFFECT. This security Agreement, the Secured Party's security interest in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full, each of the Loan Agreement and the MCTC Guaranty has been terminated in





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accordance with its respective terms and the Debtor has sent a valid written demand to the Secured Party for termination of this Security Agreement.

              (H) BINDING EFFECT. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

              (I) SECURITY AGREEMENT AS FINANCING STATEMENT. A photographic copy or other reproduction of this Security Agreement may be used as a financing statement.

              (J) GOVERNING LAW. Except to the extent governed by applicable federal law, this Security Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine.

              (K) NOTICES. All notices hereunder shall be deemed to be duly given upon delivery in the form and manner set forth in Section 7(E) of the MCTC Guaranty to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:              If to the Debtor, as follows:

CoBank, ACB                            Mercury Cellular Telephone Company
200 Galleria Parkway                   P.O. Box 3709
Suite 1900                             Lake Charles, Louisiana 70602
Atlanta, Georgia 30339                 Attn: Robert Piper; cc: Thomas G. Henning
Attn: Rural Utility Banking Group      Fax No.: (318) 439-0769
Fax No.: (404) 618-3202


              (L) SEVERABILITY. The determination that any term or provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other term or provision hereof.

       SECTION 7.    LOUISIANA PROVISIONS.

              (A) GENERAL. the provisions of this Section 7 shall apply to the Collateral and all proceeds thereof at all times during which such Collateral or the proceeds thereof are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect. The term "Louisiana Collateral" as used herein shall refer to all portions of the Collateral and the proceeds thereof that are from time to time located in the State of Louisiana or are otherwise subject to Louisiana law at all times during which such portions


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or proceeds thereof are located in Louisiana or are otherwise mandatorily subject to the application of Louisiana law under the applicable laws of other states.

              (B) FINANCING STATEMENTS. Contemporaneously with the execution of this Security Agreement, the Debtor has completed and signed one or more appropriate Louisiana UCC-1 financing statements with regard to the Collateral and the proceeds thereof. The Debtor authorizes the Secured Party, at the Debtor's expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such Louisiana UCC-1 financing statements with the appropriate filing officer or officers in the State of Louisiana, pursuant to the provisions of Chapter 9 of the Louisiana Commercial Laws.

              (C) IDENTIFICATION NUMBER. The Debtor shall give the Secured Party 30 days' written notice prior to any change in the Debtor's employer identification number by the Debtor and shall give the Secured Party written notice of any change in the Debtor's employer identification number that is not made by the Debtor within 30 days after such change. In the event of any change whatsoever in the Debtor's employer identification number, the Debtor will execute and file any new financing statements or any other documents that are necessary or desirable as determined by the Secured Party in its sole discretion to preserve and continue the Secured Party's security interests under this Security Agreement within thirty (30) days after such change.

              (D) EVENT OF DEFAULT; REMEDIES. Upon the occurrence of any Default hereunder, the Secured Party shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Security Agreement, the Loan Agreement, the MCTC Guaranty or any related documents, under Chapter 9 of the Louisiana Commercial Laws (La. R.S. Sections 10:9-101, et seq.), under the Uniform Commercial Code of any state other than Louisiana, or at law or equity generally:

                     (1) The Secured Party may cause the Louisiana Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying the Debtor or placing the Debtor in default.

                     (2) For purposes of foreclosure under Louisiana executory process procedures, the Debtor confesses judgment and acknowledges to be indebted unto and in favor of the Secured Party up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, the Debtor additionally waives:
       (a)





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       the benefit of appraisal as provided in Articles 2332, 2336, 2723 and
       2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and 3 days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the 3 days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other similar provisions of the Louisiana Code of Civil Procedure not specifically listed hereinabove.

                     (3) Should any of the Louisiana Collateral be seized as an incident to an action for the recognition or enforcement of the Obligations or this Security Agreement, the Loan Agreement, the MCTC Guaranty or any related document, by executory process, sequestration, attachment, writ of fieri facias or otherwise, the Debtor agrees that the court issuing any such order shall, if requested by the Secured Party, appoint the Secured Party or any person or entity named by the Secured Party at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. Section 9:5136, et seq. The Debtor agrees to pay the reasonable fees of such keeper, which compensation to the keeper shall also be a part of the Obligations secured under this Security Agreement.

                     (4)        Should it become necessary for the Secured
       Party to foreclose against the Louisiana Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. Section 9:3509.1, La. R.S. Section 9:3504(D)(6) and La. R.S. Section 10:9-508, as applicable.

              (E) GOVERNING LAW. ANYTHING TO THE CONTRARY CONTAINED IN THIS SECURITY AGREEMENT NOTWITHSTANDING, THE SECURITY INTERESTS IN THE LOUISIANA COLLATERAL GRANTED IN THIS SECURITY AGREEMENT, AND THE SECURED PARTY'S REMEDIES IN THE COURTS SITTING IN AND FOR THE STATE OF LOUISIANA WITH RESPECT TO THE LOUISIANA COLLATERAL SHALL BE GOVERNED BY LOUISIANA LAW.

       SECTION 8. FCC MATTERS. Notwithstanding any other provision of this Security Agreement:

              (A) Any foreclosure on, sale, transfer or other disposition of any of the Collateral by the Secured Party shall be pursuant to
Section 310(d) of the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder, and, if and

Security Agreement/MCTC
Loan No. T0362


to the extent required thereby, subject to the prior approval or notice to and non-opposition of the FCC.

              (B) If a Default shall have occurred and be continuing, the Debtor shall take any action, which the Secured Party may reasonably request in order to transfer and assign to the Secured Party, or to such one or more third parties as the Secured Party may designate, or to a combination of the foregoing, each FCC license or permit held by the Debtor. The Secured Party is empowered, to the extent permitted by applicable law, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver may be instructed by the Secured Party to seek from the FCC an involuntary transfer of control of each such FCC license or permit for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Debtor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Debtor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of a Default, the Debtor shall further use its best efforts to assist in obtaining approval of the FCC and any state regulatory bodies, if required, for any action or transactions contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the FCC and any state regulatory bodies of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC license or permit or transfer of control necessary or appropriate under the rules and regulations of the FCC or any state regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Collateral, including, without limitation, with any FCC license or permit.

              (C) The Debtor acknowledges that the assignment or transfer of each FCC license or permit is integral to the Secured Party's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Secured Party to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Debtor contained in this Security Agreement, that the agreements contained in this Section 8 may be specifically enforced.

              (D) In accordance with the requirements of 47 C.F.R. Section 22.917, or any successor provision thereto, the Secured Party shall notify the Debtor and the FCC in writing at least 10 days prior to the date on which the Secured Party intends to exercise its rights, pursuant to this Security Agreement or any of the other Loan Documents, by foreclosing on, or otherwise disposing of, any Collateral in connection with which such notice is required pursuant to 47 C.F.R. Section 22.917 or any successor provision thereto.

Security Agreement/MCTC
Loan No. T0362


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parties, after a due reading of the whole.

       At Lake Charles, Louisiana, on April ____ 1995.

                                        MERCURY CELLULAR TELEPHONE
                                        COMPANY


                                        By:
                                           ------------------------------------
                                           Name:  Robert Piper
                                           Title: President


                                        Attest:
                                               --------------------------------
                                           Name:  Thomas G. Henning
                                           Title: Secretary

                                                        [CORPORATE SEAL]
Witnesses to all Signatures:


---------------------------------
Witness

---------------------------------
Witness

---------------------------------
Notary Public

My commission expires:
                      -----------

          [NOTARIAL SEAL]


                     (Signatures Continued on Next Page)

Security Agreement/MCTC
Loan No. T0362


                  (Signatures Continued from Previous Page)



          At Atlanta, Georgia on April ____ 1995.




                                        COBANK, ACB


                                        By:
                                           ------------------------------------
                                           Name:  Mary Kay Deering
                                           Title: Assistant Vice President

Witnesses to Signature:

--------------------------------
Witness

--------------------------------
Witness

--------------------------------
Notary Public

My commission expires:
                      ----------

          [NOTARIAL SEAL]

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                       OF
                       MERCURY CELLULAR TELEPHONE COMPANY



1. Set forth below are the present locations (by county or parish and state) of the Debtor's inventory and equipment:


  LOUISIANA PARISHES       LOCATION                          TYPE OF PROPERTY
  ------------------       --------                          ----------------

       Allen               Kinder                                 Tower
     Beauregard            DeRidder                               Tower
                           Merryville                             Tower
                           Ragley                                 Tower
     Calcasieu             Vinton                                 Tower
                           Edgerly                                Tower
                           Sulphur                        Tower and Retail Store
                           DeQuincy                               Tower
                           Lake Charles - Nelson Road             Tower
                           Lake Charles - CM Tower           Tower and Office
                           Lake Charles                        Retail Store
      Cameron              Cameron                                Tower
                           Grand Chenier                          Tower
                           Johnson Bayou                          Tower
   Jefferson Davis         Jennings                               Tower
                           Jennings                            Retail Store
       Vernon              Leesville                           Retail Store
                           Fort Polk                              Tower


2. Set forth below are the locations (by county or parish and state) at which any of the Debtor's inventory and equipment has been located within the past five years:


       See Above


3. Set forth below is a description of any exception to the representation made in Section 3(E) of the Security Agreement:


       None

LAKE CHARLES-NELSON ROAD
4718 Nelson Road, Lake Charles, Louisiana 70605
Commencing 30 feet West of the Southeast Corner of the South Half of the Northeast Quarter of the Southeast Quarter (S/2 of NE/4 of SE/4) of Section 23, Township 10 South, Range 9 West, thence North 70 feet, thence West 200 feet, thence South 70 feet, thence East 200 feet to the point of commencement.


VINTON
2200 Mack Road, Vinton, Louisiana 70669
Commencing at the Northeast corner of the North Half of the Southeast Quarter of the Southeast Quarter (N/2 of SE/4 of Se/4) of Section 20, Township 10 South, Range 12 West; thence North 89 degrees 17 minutes 22 seconds West along the North line of said North Half of Southeast Quarter of the Southeast Quarter (N/2 of SE/4 of SE/4) for a distance of 30 feet to the West right-of-way line of Mack Road for point of beginning; thence South 00 degrees 42 minutes 53 seconds West along said West right-of-way line for a distance of 540 feet; thence North 89 degrees 17 minutes 22 seconds West parallel with the aforesaid North line of the North Half of the Southeast Quarter of the Southeast Quarter (N/2 of SE/4 of SE/4) for a distance of 480 feet; thence North 00 degrees 42 minutes 53 seconds East parallel with the aforesaid West right-of-way line of Mack Road for a distance of 540 feet to the North line of said North Half of the Southeast Quarter of the Southeast Quarter (N/2 of SE/4 of SE/4); thence South 89 degrees 17 minutes 22 seconds East along said North line for a distance of 480 feet to the point of beginning; SUBJECT to any easements, servitudes and/or rights-of-way and containing 5.95 acres, more or less.


EDGERLY
5733 Lisa Lane, Edgerly, Louisiana 70668
Beginning 60 feet West and 187.2 feet South of the Northeast Corner of the Northwest Quarter of the Southeast Quarter (NW/4 of SE/4) of Section Six (6), Township Ten (10) South, Range Eleven (11) West, thence West 300 feet, thence North 300 feet, thence East 300 feet, thence South 300 feet to the point of commencement situated in the Parish of Calcasieu, State of Louisiana.


4. JEFFERSON DAVIS PARISH:

JENNINGS
811 East Railroad Avenue, Jennings, Louisiana 70546
Commence at the Northwest (N/W) corner of Section 2, TIOS - R 3W, thence East a distance of 25.0', thence South a distance of 1439.0', thence S61 degrees 21'E, a distance of 1458.0', thence N41 degrees 14'E, a distance of 676.22', thence S48 degrees 46'E, a distance of 100.00', thence S41 degrees 14'W, a distance of 70.00', degrees, thence N48 degrees 46'W, a distance of 100.00', thence N41 degrees 14'E, a distance of 70.00' degrees to the point of beginning containing 161 acres located in the city of Jennings, Jefferson Davis Parish, Louisiana.

                                  EXHIBIT "B"

                 MERCURY CELLULAR TELEPHONE COMPANY MORTGAGE

  LIST OF ALL LEASED PROPERTY, DATE OF LEASE AND PARISH IN WHICH LEASED PROPERTY IS LOCATED.


                                                                  TYPE OF
     LESSOR                   DATE OF LEASE  PARISH LOCATION      PROPERTY
     ------                   -------------  ---------------      --------
International Paper Co.         3/18/91       Beauregard        Tower
Boise Southern Company          11/2/92       Beauregard        Tower


William L. Henning, Sr.         1/1/90        Calcasieu         Tower
Bud Caner                       9/30/94       Calcasieu         Retail Store
Mercury, Inc.                   3/1/92        Calcasieu         Retail Store
Cameron Telephone Co.           8/11/83       Calcasieu         Tower


Marion M. Reynaud               9/15/94       Cameron           Tower
Thomas Walter McCall            9/15/94       Cameron           Tower
Mercury, Inc.                                 Cameron           Tower
Elvin Donahoe                   1/9/95        Cameron           Tower


Elroy Trahan                    7/1/94        Jefferson Davis   Retail Store


Russell F. Bailes               10/1/90       Vernon            Tower
Pene Broadcasting               12/15/89      Vernon            Equipment on
                                                                their tower
Winford H. Morris               3/1/94        Vernon            Retail Store
Fort Polk - no lease exists                   Vernon            Tower